UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported 12/26/2007)

                                 Med Gen Inc.
           ----------------------------------------------------
          (Exact name of registrant as specified in its charter)

           Nevada                   000-29171              65-0703559
---------------------------      ----------------     -------------------
(State or other Jurisdiction     (Commission File        (IRS Employer
     of incorporation)                Number)         Identification No.)


     7280 West Palmetto Park Road, Suite #306, Boca Raton, FL 33433
-------------------------------------------------------------------------
            (Address of principal executive offices)


                          561-750-1100
-------------------------------------------------------------------------
                   (Issuer's telephone number)


                         Not Applicable
-------------------------------------------------------------------------
  (Former name or former address, if changed since last report)

                     All Correspondence to:
                       Paul B Kravitz CEO
                       C/O Med Gen Inc.
                  7280 West Palmetto Park Road
                           Suite #306
                      Boca Raton, FL  33433

Item 8.01   Other Events.
            ------------

On December 26th, 2007 the Company received the certified tally of the proxy solicitation which authorized the increase of the issued and outstanding shares from 2,500,000,000 to 12,500,000,000 million. The authorized is comprised of 12,495,000,000 common shares and 5,000,000 preferred shares.
The vote was as follows:

     For:     1,781,890,897
     Against:   203,559,082
     Abstain:    37,587,952

The Company will immediately amend its certificate of incorporation in Nevada.


As of the date of this filing there are 2,295,632,936 common shares issued and outstanding.

The purpose of the increase in the authorized shares was to cover any registration rights the funding group has under its definitive agreement. The funding group has funded $7,190,000 as of the date of this filing.

The funding group has converted $1,642,076.44 of convertible debentures into 1,780,500,130 of common shares since August 2005 in an effort to reduce the Company's debt load.


The Company anticipates another capital drawdown in the approximate sum of $1,000,000 in the second quarter in order to effectuate its business plan and achieve a positive cash flow.

                                SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Med Gen Inc.
Date: December 26th, 2007
                                   /s/Paul B. Kravitz
                                   ----------------------------------
                                   Paul B. Kravitz,
                                   Chairman  & Chief Executive Officer